Exhibit 8.1

Legal Name of Subsidiary (100% ownership unless stated otherwise)	Direct Parent Company	Jurisdiction of Organization
Global-e Online Pte Ltd.	Global-e Online Ltd.	Singapore
Global-e US Inc.	Global-e Online Ltd.	Delaware, United States
Borderfree Inc.	Global-e US Inc.	Delaware, United States
Borderfree Research and Development	Borderfree Inc.	Israel
Pitney Bowes PayCo US Inc.	Global-e US Inc.	Delaware, United States
Flow Commerce Inc.	Global-e US Inc.	Delaware, United States
Flow Commerce Limited	Flow Commerce Inc.	Ireland
Flow Commerce Australia Pty	Flow Commerce Inc.	Australia
Flow Commerce Canada Inc.	Flow Commerce Inc.	Canada
Flow Trading Shanghai Company Limited	Flow Commerce Inc.	China
Flow Commerce UK LTD	Flow Commerce Inc.	England
Global-e Solutions Ltd.	Global-e Online Ltd.	Israel
Global-e Solutions Korea Ltd.	Global-e Solutions Ltd.	Korea
Global-e Panama Inc.	Global-e Solutions Ltd.	Panama
Globale UK Ltd.	Global-e Online Ltd.	England
Global-e Japan KK	Globale UK Ltd.	Japan
Global-e CH AG	Globale UK Ltd.	Switzerland
Global-e Canada e-commerce Ltd.	Globale UK Ltd.	Canada
Borderfree UK Limited	Globale UK Ltd.	England
Global-e NL B.V.	Globale UK Ltd.	The Netherlands
Olami E-commerce Solutions Ireland Limited	Globale UK Ltd.	Ireland
Global-e France SAS	Globale UK Ltd.	France
Crossborder Global Apparel and Equipment Trading LLC	Globale UK Ltd.	Department of Economic Development Dubai (DED), UAE
Crossborder Global Apparel And Equipment Trading LLC (DMCC Branch)	Crossborder Global Apparel And Equipment Trading LLC	Dubai Multi Commodities Center, UAE
Global-e South Africa (PTY) Ltd.	Globale UK Ltd.	South Africa
Global-e Spain S.L.	Globale UK Ltd.	Spain
Global-e Australia Pty. Ltd.	Globale UK Ltd.	Australia
Crossborder Solutions for E-commerce Ltd. (holding 99.8%)	Globale UK Ltd.	Egypt
Global-e HK Limited	Globale UK Ltd.	Hong Kong
Global-e (Beijing) Technology Co. Ltd.	Global-e HK Limited	China
Global-e Middle East FZCO	Globale UK Ltd.	Dubai Airport Free Zone Autority, UAE
Global-e Middle East FZCO (Dubai Branch)	Global-e Middle East FZCO	Jebel Ali Free Zone Authority, UAE
E-Commerce Global-e Middle East FZCO	Global-e Middle East FZCO	Dubai CommerCity, UAE
Pitney Bowes Payco Holdings Limited	Globale UK Ltd.	Ireland
Borderfree Payco Australia PTY Ltd.	Pitney Bowes Payco Holdings Limited	Australia
Borderfree PayCo Canada Ltd.	Pitney Bowes Payco Holdings Limited	Canada
Pitney Bowes PayCo Japan KK	Pitney Bowes Payco Holdings Limited	Japan
Pitney Bowes PayCo UK Limited	Pitney Bowes Payco Holdings Limited	England
Pitney Bowes PayCo Singapore Pte. Ltd.	Pitney Bowes Payco Holdings Limited	Singapore
Borderfree PayCo Switzerland GmbH	Pitney Bowes Payco Holdings Limited	Switzerland